UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Turtle Beach Corporation

(Name of Registrant as Specified In Its Charter)

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TURTLE BEACH CORPORATION

April 29, 2016

Dear Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Turtle Beach Corporation to be held at 9:00 a.m. local time on Tuesday, June 14, 2016, at the Embassy Suites San Diego—La Jolla, 4550 La Jolla Village Drive, San Diego, California 92122. At the meeting you will be asked to vote for the election of our directors, to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2016 and to approve, by a non-binding advisory vote, Named Executive Officer compensation as disclosed in our Proxy Statement. Additional details regarding the meeting, the business to be conducted, and information about Turtle Beach Corporation that you should consider when you vote your shares are described in our Proxy Statement.

Pursuant to the U.S. Securities and Exchange Commission rules that authorize companies to furnish their proxy materials over the Internet, on or about April 29, 2016, we are mailing a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of April 15, 2016. The notice contains instructions on how to access our Proxy Statement and Annual Report and how to vote on the Internet. As of the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

The Notice of Internet Availability of Proxy Materials contains information on how you may request copies of the proxy materials be sent to you by mail or email. The proxy materials accessible on the Internet or sent to you will include a Proxy Card that will provide you with instructions to cast your vote on the Internet and a telephone number you may call to cast your vote. You may also complete, sign and return the Proxy Card by mail.

We hope that you will be able to attend the Annual Meeting of Stockholders in person. Even if you choose to attend in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting. Your vote is extremely important, and we appreciate you taking the time to vote promptly.

Sincerely,

Juergen Stark Chief Executive Officer and President

Your vote is important. Please vote as soon as possible by using the Internet, by telephone or by completing, signing, dating, and returning the enclosed proxy card. Instructions for your voting options are described on the proxy card.

TURTLE BEACH CORPORATION

12220 Scripps Summit Drive, Suite 100

San Diego, California 92131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of Turtle Beach Corporation (the “Company”) will be held at the Embassy Suites San Diego—La Jolla, 4550 La Jolla Village Drive, San Diego, California 92122 on June 14, 2016 at 9:00 a.m. local time, for the following purposes:

1.	To elect six members to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and have qualified;

2.	To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To approve, on a non-binding advisory basis, Named Executive Officer compensation as disclosed in the Proxy Statement;

4.	To transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof.

You may vote if you were a record owner of Turtle Beach Corporation common stock at the close of business on April 15, 2016.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares be represented at the Annual Meeting, regardless of the number of shares you may hold. Even though you may plan to attend the Annual Meeting in person, please promptly vote using one of the following methods:

•	By telephone, by calling the toll-free telephone number printed on your proxy card;

•	On the Internet, by accessing the website address printed on your proxy card; or

•	By completing, signing and returning the enclosed proxy card in the enclosed postage-prepaid return envelope.

Voting by any of these methods will not prevent you from attending the Annual Meeting and voting in person. You may change or revoke your proxy at any time before it is voted.

BY ORDER OF THE BOARD OF DIRECTORS

John T. Hanson

Chief Financial Officer

April 29, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JUNE 14, 2016.

This Proxy Statement and the other proxy materials also are available online at www.proxyvote.com

TURTLE BEACH CORPORATION

12220 Scripps Summit Drive, Suite 100

San Diego, California 92131

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 14, 2016

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) of Turtle Beach Corporation, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors has designated the Embassy Suites San Diego—La Jolla, 4550 La Jolla Village Drive, San Diego, California 92122 as the location of the Annual Meeting. The Annual Meeting will be called to order at 9:00 a.m. local time on Tuesday, June 14, 2016. Only stockholders of record as of the close of business on April 15, 2016 (the “Record Date”) are entitled to vote. The Board of Directors solicits this proxy and encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting. Unless the context otherwise indicates, reference to “we,” “us,” “our,” “Turtle Beach” or the “Company” in this Proxy Statement means Turtle Beach Corporation.

Under rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner of our common stock, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our stockholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. You will not receive a printed copy of the proxy materials unless you request to receive a paper copy or an email copy of these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via telephone or the Internet. This proxy procedure enables all holders of common stock, many of whom are unable to attend the Annual Meeting, to vote. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

We are mailing the Notice of Internet Availability of Proxy Materials on or about April 29, 2016 to each stockholder at the holder’s address of record. SEC rules permit us to deliver only one copy of the Notice of Internet Availability of Proxy Materials or a single set of proxy materials to multiple stockholders sharing the same address. Upon written or oral request, we will deliver separate Notices and/or copies of our 2015 Annual Report and/or this Proxy Statement to any stockholder without charge at a shared address to which a single copy of the Notice was delivered. Stockholders may notify our Company of their requests by writing or calling: Turtle Beach Corporation, c/o Liolios Group, 20371 Irvine Avenue, Suite A-100, Newport Beach, California 92660, Attn: Cody Slach, (949) 574-3860.

VOTING PROCEDURES

Your vote is very important. Your shares can only be voted at the Annual Meeting if you are present in person or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to ensure that your shares will be represented. Stockholders can choose among the following methods to vote:

Via the Internet — Stockholders can vote by voting their shares via the Internet as instructed on the website identified in the Notice of Internet Availability of Proxy Materials. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting for stockholders of record is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 13, 2016. The Notice instructs you how to access and review all important information in the Proxy Statement and Annual Report. You will then be able to request that copies of proxy materials be emailed to you or you will be directed to select a link where you will be able to vote on the proposals presented here.

By Telephone — The Notice of Internet Availability of Proxy Materials includes a toll-free number you can call to request printed copies of proxy materials. Telephone voting for stockholders of record is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 13, 2016. The printed proxy materials include a different toll-free number that you can call for voting.

By Mail — Stockholders who receive a paper Proxy Card may elect to vote by mail by completing, signing and dating their Proxy Card and mailing it in the pre-addressed envelope that accompanies the delivery of a paper Proxy Card. Proxy Cards submitted by mail must be received prior to the Annual Meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by requesting a paper Proxy Card according to the instructions contained in the Notice of Internet Availability of Proxy Materials, and then completing, signing and dating the Proxy Card provided by the brokers or other agents and mailing it in the pre-addressed envelope provided.

At the Annual Meeting — Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and you bring such proxy to the Annual Meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

If you vote via the Internet, by telephone or by mailing a Proxy Card, we will vote your shares as you direct. For the election of directors (Item 1), you can specify whether your shares should be voted for all, some or none of the nominees for director listed. With respect to the ratification of our Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm (Item 2), you may vote “for” or “against” the ratification, or you may abstain from voting on the ratification. For the proposal regarding an advisory vote on Named Executive Officer compensation (Item 3), you may vote “for” or “against” the proposal, or you may abstain from voting.

You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to the corporate Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above. Unless properly revoked, properly executed and delivered proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided and if no directions are provided on such properly executed and delivered proxy, those shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors, as stated in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials, specifically (1) in favor of our nominees for directors; (2) in favor of the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2016 and (3) in favor of Named Executive Officer compensation as disclosed in this Proxy Statement. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of not more than three people, to whom you wish to give your proxy.

Who can vote? Only stockholders of record as of the close of business on April 15, 2016, the (“Record Date”), are entitled to vote. On that day, approximately 49,229,502 shares of common stock were outstanding and eligible to vote, and there were 960 record holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of Turtle Beach Corporation, 12220 Scripps Summit Drive, Suite 100, San Diego, California 92131 beginning June 3, 2016. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting by contacting the Secretary of the Company.

How does the Board recommend I vote? The Board recommends the following votes:

•	FOR each of the Board’s nominees for election to serve until the Annual Meeting of Stockholders in 2017 and until their successors are duly elected and qualified (Item 1);

•	FOR the ratification of the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 (Item 2);

•	FOR approval of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement (Item 3).

How are votes counted? The Annual Meeting will be held if a quorum, consisting of not less than 50% of the outstanding shares of common stock entitled to vote, is represented at the Annual Meeting in person or by proxy. If you are a stockholder whose shares are not registered in your name and you do not vote, then your bank, broker or other holder of record may still represent your shares at the Annual Meeting for purposes of obtaining a quorum.

In the absence of your voting instructions, your bank, broker or other holder of record may not be able to vote your shares in its discretion depending on the proposal before the Annual Meeting. As a result of rules applicable to director elections after January 1, 2010, your broker may no longer vote your shares in its discretion in the election of directors; therefore, you must vote your shares if you want them to be counted in the election of directors. However, your broker may vote your shares in its discretion on routine matters such as the ratification of the Company’s independent registered public accounting firm.

Because each director nominee is elected by the affirmative vote of the holders of a plurality of the shares of common stock voted, abstentions will have no effect on the election of director nominees (Item 1). The ratification of the appointment of BDO USA, LLP (Item 2) and the approval of the advisory vote on the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement (Item 3) each require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether Items 2 and 3 has been approved, abstentions have the same effect as negative votes.

Who will count the vote? The votes will be tabulated by the Company’s Vice President, Administration, James A. Barnes, the inspector of elections appointed by the Board of Directors for the Annual Meeting.

Where can I find the results of the Annual Meeting? We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days of the Annual Meeting.

Who is soliciting this proxy? Solicitation of proxies is made on behalf of the Board of Directors of the Company. The cost of soliciting proxies, including preparing, assembling and mailing the Notice of Internet Availability of Proxy Materials, Proxy Statement, form of proxy and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by us, except for some costs associated with individual stockholders’ use of the Internet or telephone. In addition to solicitation by e-proxy and/or by mail, directors, officers, regular employees and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners.

What if I can’t attend the Annual Meeting? If you are unable to attend the Annual Meeting in person and you intend to vote, you may vote your shares by proxy, via the Internet, by telephone or by mail by the applicable deadline.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 14, 2016.

The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2015 are both available free of charge at corp.turtlebeach.com. We will provide without charge to each person to whom this Proxy Statement has been delivered (whether by mail or through the Internet), on the request of any such person, up to two additional copies per request of our Annual Report, including the consolidated financial statements and financial statement schedule. Requests should be directed as described below:

Turtle Beach Corporation

c/o Liolios Group

20371 Irvine Avenue, Suite A-100

Newport Beach, California 92660

Attn: Cody Slach

Phone: (949) 574-3860

We make available free of charge through our Internet website (corp.turtlebeach.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and certain other forms and reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

CORPORATE GOVERNANCE

In accordance with the Nevada Revised Statutes and the Company’s Articles of Incorporation, as amended, and our Bylaws, as amended, the Company’s Board of Directors (the “Board”) has full control over the affairs of the Company. Although the Company’s non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through reports and materials provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board and committees of the Board.

Board Leadership Structure. Ronald Doornink serves as the Chairman of the Board and in such capacity presides over meetings of the Board. Our Chief Executive Officer (“CEO”) is Juergen Stark, and he manages the business and affairs of the Company under the direction of the Board. We currently separate the positions of CEO and Chairman of the Board. The Board has reviewed this leadership structure and has determined that it is the most appropriate structure for the Company because it enables the CEO to focus on running the Company’s business while the Board Chair focuses on the affairs of the Board. Mr. Stark provides hands-on leadership running the business on a day-to-day basis, and the Board believes that currently it is most effective to keep the principal executive officer and Board Chair positions separate.

The Board’s Role in Risk Oversight. The Board as a whole has responsibility for the general oversight of risk, and the Board’s committees address and report to the Board on any individual risk areas within their purview. Topics related to risk and risk management are regularly discussed at Board and Board Committee meetings. The Company’s senior management makes presentations to the full Board as to the areas of principal risk, as well as on the processes that the Company has in place to identify, assess and report such risks.

The Board committees report to the Board on their consideration of any risks within their respective areas of focus. The Audit Committee primarily oversees risks relating to or arising from financial and disclosure controls and procedures, and accounting and other financial matters. The Company’s Chief Financial Officer reports to the Audit Committee on such risks and related risk management, and the Company’s independent auditors regularly provide reports at Audit Committee meetings. The Compensation Committee has considered whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on its business or operations. The Nominating and Governance Committee reviews any risks that come within its area of responsibility (for example, risks related to corporate governance).

Controlled Company Status. The Board has elected for the Company to be treated as a “controlled company” under NASDAQ’s listing rules. A “controlled company” under NASDAQ rules is a listed company more than 50 percent of the voting power of which is held by an individual, a group or another company (and which elects to be treated as a “controlled company”). Pursuant to the voting provisions contained in the Stockholder Agreement described under the “Certain Relationships and Related Transactions — Related Party Transactions” section of this Proxy Statement, certain of our stockholders constitute a “group” (for purposes of Rule 13d-5(b) of the Exchange Act) controlling more than 50% of the voting power of the Company’s voting stock.

As a “controlled company,” the Company is not required to comply, and has opted not to comply, with certain corporate governance rules of NASDAQ that would otherwise require (i) a majority of the members of the Board to be independent, (ii) that the Company’s Compensation Committee be comprised entirely of independent directors and (iii) that the Company establish a Nominating and Governance Committee comprised entirely of independent directors or otherwise ensure that director nominees are determined, or recommended to the Board, by the independent members of the Board.

Independence. Our common stock is currently listed on the NASDAQ Global Market under the symbol “HEAR,” and therefore, our determination of the independence of directors is made using the definition of “independent director” contained in the NASDAQ listing rules. On the basis of information solicited from each director, the Board has determined that each of Mr. Keitel, Ms. DeBuono and Dr. Wolfe has no material relationship with the Company and is an independent director within the meaning of NASDAQ listing rules. In making its determinations regarding director independence, the Board considered, among other things:

•	any material relationships with the Company, its subsidiaries or its management, aside from such director’s service as a director;

•	transactions between the Company, on the one hand, and the directors and their respective affiliates, on the other hand;

•	transactions outside the ordinary course of business between the Company and companies at which some of its directors are or have been executive officers or significant stakeholders, and the amount of any such transactions with these companies; and

•	relationships among the directors with respect to common involvement with for-profit and non-profit organizations.

Conflicts of Interest and Corporate Governance Matters. Under our Code of Business Conduct and Ethics (“Code of Conduct”), no employee may serve as a director of any outside business concern, other than on behalf of the Company, without the written approval of the Company. In addition, no director may serve as a director of a company that engages in the business of providing audio products such as headsets, speakers, soundbars or other commercial audio products, or gaming accessories. The Charter of the Nominating and Governance Committee empowers the Nominating and Governance Committee to at least once a year review the Company’s corporate governance principles, as recommended by the Nominating and Governance Committee and adopted by the Board. There are no pre-determined limitations on the number of other boards of directors on which the directors of the Company may serve; however, the Board expects individual directors to use judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors.

Code of Business Conduct and Ethics. The Company is committed to ethical business practices. Our Code of Conduct applies to all of the Company’s employees, officers and directors and our Code of Ethics for Senior Financial Employee applies to the Company’s principal executive officer, principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002, as amended, as well as certain other senior financial employees. The Company’s corporate Code of Conduct can be found on the Company’s website at corp.turtlebeach.com under the heading “Investors Relations—Corporate Governance—Code of Ethics.” Please note that none of the information on the Company’s website is incorporated by reference in this Proxy Statement.

Communications with the Board of Directors. If you would like to communicate with the Company’s directors, please send a letter to the following address: Turtle Beach Corporation c/o Corporate Secretary, 12220 Scripps Summit Drive, Suite 100, San Diego, California 92131. The Company’s corporate Secretary will review each such communication and forward a copy to the Board of Directors.

Meetings of the Board of Directors and Stockholders. It is the policy of the Board to meet at least quarterly. The Board of Directors held twelve meetings in 2015. In 2015, the Board also held regular executive sessions where non-management directors met without management participation. Each incumbent director attended at least 75% of the meetings of the Board and the committees on which he or she served in 2015. Directors are encouraged to attend the Annual Meeting of Stockholders. Each of our directors other than Mr. Fox attended our annual meeting of stockholders in 2015.

Committees of the Board of Directors. The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee can be found on the Company’s website at corp.turtlebeach.com under the heading “Investor Relations.”

Audit Committee — The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at corp.turtlebeach.com. The Audit Committee’s primary purpose is to assist the Board in the oversight of the integrity of its accounting and financial reporting process, the audits of the Company’s financial statements and its compliance with legal and regulatory requirements. The functions of the audit committee include, among other things: (i) hiring the Company’s independent registered public accounting firm to conduct the annual audit of the Company’s consolidated financial statements and monitoring its independence and performance; (ii) reviewing and approving the planned scope of the annual audit and the results of the annual audit; (iii) pre-approving all audit services and permissible non-audit services provided by the Company’s independent registered public accounting firm; (iv) reviewing the significant accounting and reporting principles to understand their impact on the Company’s consolidated financial statements; (v) reviewing the Company’s internal financial, operating and accounting controls with management and the Company’s independent registered public accounting firm; (vi) reviewing with management and the Company’s independent registered public accounting firm, as appropriate, the Company’s financial reports, earnings announcements and its compliance with legal and regulatory requirements; (vii) establishing procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and confidential submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters; (viii) reviewing and approving related-party transactions; and (ix) reviewing and evaluating, at least annually, the Audit Committee charter.

In so doing, it is the responsibility of the Audit Committee to maintain free and open communication among the Audit Committee, the independent registered public accounting firm, the internal audit function and Company management. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain at the expense of the Company independent outside counsel or other experts or advisers as it deems necessary to carry out its duties. In addition, the Committee periodically meets in executive session without management present. A detailed list of the Audit Committee’s functions is included in its charter, a copy of which can be found on the Company’s website. The Company maintains a policy that the Audit Committee review certain transactions in which the Company and its directors, executive officers or their immediate family members are participants to determine whether a related person has a direct or indirect material interest. The Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any such related party transaction. This policy has been communicated orally by the Board. See the “Certain Relationships and Related Transactions — Related Party Transactions” section of this Proxy Statement.

The current members of the Audit Committee are Ms. DeBuono, Mr. Keitel and Dr. Wolfe. Mr. Keitel is the Chair of this committee. The Board has determined in its business judgment that each member of the Audit Committee is financially literate and that Ms. DeBuono, Mr. Keitel and Dr. Wolfe are “independent” as defined in the applicable NASDAQ listing standards and the applicable rules under the Exchange Act. In addition, the Board has determined that Mr. Keitel is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee held ten meetings in 2015.

Compensation Committee — The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at corp.turtlebeach.com. The primary purpose of the Compensation Committee is to assist the Board in exercising its responsibilities relating to compensation of the Company’s executive officers and employees and to administer the Company’s equity compensation and other benefit plans including the Company’s 2013 Stock-Based Incentive Compensation Plan (the “Equity Plan”).

In carrying out these responsibilities, the committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of the Compensation Committee include, among other things (i) designing and implementing competitive compensation policies to attract and retain key personnel; (ii) reviewing and formulating policy and determining the compensation of the Company’s executive officers and employees; (iii) reviewing and recommending to the Board the compensation of the directors; (iv) administering the Company’s equity incentive plans and granting equity awards to employees and directors under these plans; (v) reviewing with management the Company’s disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full Board its inclusion in the Company’s periodic reports to be filed with the SEC; (vi) preparing the report of the compensation committee to be included in the Company’s annual proxy statement; (vii) engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and (viii) reviewing and evaluating, at least annually, the Compensation Committee’s charter.

The current members of the Compensation Committee are Messrs. Doornink and Keitel, and Mr. Doornink is the Chair of this committee. The Board has determined in its business judgment that Mr. Keitel is “independent” as defined in the applicable NASDAQ listing standards, a non-employee director under SEC Rule 16b-3 and an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended. As a “controlled company,” as defined under NASDAQ rules, the Company’s Compensation Committee is not required to be comprised entirely of independent directors. The Compensation Committee met three times in 2015.

Nominating and Governance Committee — The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at corp.turtlebeach.com. The primary purpose of the Nominating and Governance Committee is to assist the Board in promoting the best interest of the Company and its stockholders through the implementation of sound corporate governance principles and practices. The functions of the Nominating and Governance Committee include, among other things: (i) identifying, reviewing and evaluating candidates to serve on the Board; (ii) determining the minimum qualifications for service on the Board; (iii) developing and recommending to the Board an annual self-evaluation process for the Board and overseeing the annual self-evaluation process; (iv) developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to the Board any changes to such principles; and (v) annually reviewing and evaluating the Nominating and Corporate Governance Committee’s charter.

The Nominating and Governance Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources. Stockholder suggestions for nominees for director should be submitted to the Company’s Corporate Secretary no later than the date by which stockholder proposals for action must be submitted (see “Submission of Stockholder Proposals and Director Nominations” below) and should include the information required under our Bylaws.

The current members of the Nominating and Governance Committee are Ms. DeBuono and Messrs. Doornink and Fox, and Ms. DeBuono is the Chair of this committee. The Board has determined in its business judgment that Ms. DeBuono is “independent,” as defined in the applicable NASDAQ listing standards. As a “controlled company,” as defined under NASDAQ rules, the Company is not required to establish a Nominating and Governance Committee comprised entirely of independent directors or otherwise ensure that director nominees are determined, or recommended to the Board, by the independent members of the Board. The Nominating and Governance Committee did not meet during 2015.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Under the rules of the SEC, stockholders wishing to have a proposal included in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held in 2017 must submit the proposal so that the Corporate Secretary of the Company receives it no later than January 1, 2017. The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. In addition, under the Company’s Bylaws certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting of stockholders that will not be included in our proxy statement. A stockholder wishing to make a nomination for election to the Board of Directors or to have a proposal presented at an annual meeting of stockholders that is not included in our proxy statement must submit written notice of such nomination or proposal so that the Corporate Secretary of the Company receives it no later than April 15, 2017 but no earlier than March 16, 2017, which is 60 days and 90 days prior to the one year anniversary of the date the Company’s 2016 Annual Meeting of Stockholders, respectively; provided, however, that in the event that the Company does not hold an annual meeting of stockholders the preceding year or if the date of the annual meeting of stockholders is changed by more than 30 days from the date of the preceding year’s annual meeting of stockholders, notice by the stockholder must be delivered within a reasonable time before the Company prints and mails its proxy materials (or makes them available on the Internet) in connection with the annual meeting of stockholders. The Company’s Bylaws also set forth certain informational requirements for stockholders’ nominations of directors and proposals.

ITEM 1 — ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Company’s business shall be managed by a Board of Directors ranging from one to twelve members. The number of directors may be increased or decreased from time to time by resolution of the Board. Directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until a successor is duly elected and qualified or until his or her death, resignation or removal.

The Board is currently comprised of six members. The Nominating and Governance Committee identifies and recommends director candidates to serve on the Board. Director candidates are then nominated for election by the Board of Directors. Stockholders are also entitled to nominate director candidates for election in accordance with the procedures set forth in the Company’s Bylaws (see “Submission of Stockholder Proposals and Director Nominations” above).

In identifying and recommending director candidates to serve on the Board, the Nominating and Governance Committee considers the qualifications and composition of the Board as a whole, taking into account the totality of experience, skills and other qualifications or attributes that the individual nominees collectively bring to the Board and striving to maintain diversity of representation among its members. The Committee also considers each individual’s experience, skills and other qualifications and attributes to determine that individual’s suitability and desirability for service on the Company’s Board. All director candidates should possess high personal and professional ethics, integrity and values, and should have sufficient time available to devote to service on the Board and Board committees. The characteristics which the Nominating and Governance Committee considers include, but are not limited to, the individual’s: (i) personal integrity and professional ethical standards along with the willingness to express independent thought, (ii) being committed to representing the long-term interests of the Company’s shareholders; (iii) practical wisdom and mature judgment; (iv) objectivity; (v) professional knowledge and business expertise; and (vi) broad industry knowledge.

At the Annual Meeting, six directors are to be elected. As a “controlled company,” as defined under NASDAQ rules, the Company is not required to establish a Nominating and Governance Committee comprised entirely of independent directors or otherwise ensure that director nominees are determined, or recommended to the Board, by the independent members of the Board. All nominees have consented to being named as nominees for directors of the Company and have agreed to serve if elected. If some or all of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any remaining nominee(s) and any substitute nominee(s) designated by the Board of Directors. In no event, however, will the shares represented by proxy be voted for more than six nominees. Director elections are determined by a plurality of the votes cast.

Set forth below is information regarding each nominee for director, including the specific experience, qualifications, skills or attributes that led to the conclusion that such nominee should serve as a director of the Company.

Name	Age	Title
Juergen Stark	49	Chief Executive Officer, President and Director
Ronald Doornink	61	Chairman of the Board
Laureen DeBuono	58	Director
Kenneth A. Fox	45	Director
William E. Keitel	63	Director
Andrew Wolfe, Ph.D.	53	Director

Nominees for Directors

Juergen Stark. Mr. Stark is our Chief Executive Officer, as well as a member of the Board, and has served as Chief Executive Officer of the Company since January 2014 and of VTB Holdings, Inc. since September 2012. Before joining Turtle Beach, Mr. Stark spent over eight years in senior management positions with Motorola Inc. and Motorola Mobility Holdings, Inc. with responsibilities for hardware and software businesses in the consumer, enterprise, and government sectors. From January 2011 to June 2012, Mr. Stark served as Chief Operating Officer of Motorola Mobility after having previously served as Senior Vice President and Chief Operating Officer, Mobile Devices, for Motorola from August 2010 until the spinoff of Motorola Mobility in January 2011. Prior to that,

Mr. Stark served as Motorola’s Corporate Vice President, Mobile Devices Business Operations, Corporate Vice President, Product Management, Feature and Mass Market Phones, and Corporate Vice President, General Manager of Windows Mobile Products, from January 2009 to July 2010, November 2008 to January 2009, and August 2007 to October 2008, respectively. After leaving Motorola but prior to joining Turtle Beach, from June 2012 to September 2012, Mr. Stark pursued personal interests. Prior to joining Motorola, Mr. Stark served as Chief Executive Officer of Centerpost Corporation, a technology company he co-founded. Mr. Stark has served as a member of the Board since January 2014. Mr. Stark received his B.S. in Aerospace Engineering from University of Michigan and his M.B.A. from Harvard Business School.

Mr. Stark’s perspective and business experience in consumer and enterprise hardware and software businesses, as well as the depth of his operating and senior management experience, provide him with the qualifications and skills to serve as a director.

Ronald Doornink. Mr. Doornink has served as the Chairman of the Board since January 2014. Since May 2006, Mr. Doornink has served as an Operating Partner of Stripes Group, LLC. Prior to joining Stripes, Mr. Doornink served as President of Activision, Inc. from 1998 to 2006, and served in other senior management and advisory roles with Activision and Activision-Blizzard, Inc. through July 2012. Mr. Doornink has also held senior management positions with ConAgra Foods, Inc. and the Procter & Gamble Company. Mr. Doornink has served on the board of directors of Turtle Beach since October 2010, including as executive chairman from October 2010 to September 2012, and he served as a board member of Activision from May 2003 to July 2008. Mr. Doornink currently serves as a board member of Stella & Chewy’s, as a member of the Board of Overseers of Columbia Business School and as a sustaining director of the Prevent Cancer Foundation, positions he has held since October 2013, February 2013 and October 2010, respectively. Mr. Doornink holds an undergraduate degree in Economics from the Hogere Economische School of Arnhem in the Netherlands and an M.B.A. from Columbia University.

Mr. Doornink’s perspective and business experience in the branded consumer product and consumer technology marketplaces, as well as his many years of senior executive experience, provide him with the qualifications and skills to serve as a director.

Kenneth A. Fox. Mr. Fox has served as a member of the Board since January 2014. Mr. Fox founded Stripes Group, LLC in February 2003 and has served as the Managing General Partner of Stripes Group since that time. Prior to forming Stripes Group, Mr. Fox co-founded Internet Capital Group in 1995 and served as Managing Director until June 2002. Mr. Fox currently serves on the board of directors of Kareo Inc., eMarketer, Inc., Stella & Chewy’s LLC, Turtle Beach, Sandata Technologies, LLC, Blue Apron Inc. and The Reformation Inc., and also serves as a board observer at Seamless North America, LLC. Mr. Fox received his B.S. in Economics from Pennsylvania State University.

Mr. Fox’s perspective and business experience as an entrepreneur and investor, as well as the depth of his operating and senior management experience, provide him with the qualifications and skills to serve as a director.

William E. Keitel. Mr. Keitel has served as a member of the Board since January 2014. Prior to joining our Board, Mr. Keitel served as special advisor to QUALCOMM Incorporated from March 2013 to November 2013, as QUALCOMM’s Executive Vice President from December 2003 to March 2013, and as its Chief Financial Officer from February 2002 to March 2013. Since November 2013, Mr. Keitel has been pursuing personal interests including various not-for-profit ventures. Mr. Keitel also served as Senior Vice President and Corporate Controller of QUALCOMM from May 1999 to February 2002. Mr. Keitel holds a B.A. degree in Business Administration from the University of Wisconsin and an M.B.A. from Arizona State University.

Mr. Keitel’s many years of senior executive experience with technology companies qualifies him to serve as a director.

Laureen DeBuono. Ms. DeBuono has served as a member of the Board since January 2014. Ms. DeBuono has served as a partner of FLG Partners, LLC, a leading consulting services firm, since October 2011. Prior to joining FLG Partners, Ms. DeBuono served as a management consultant and interim CEO to several medical technology start-up companies, as President, CEO and a member of the board of directors of Coapt Systems, Inc. from April 2008 to August 2010 and as Chief Financial Officer of Thermage, Inc. from November 2003 to January

2008. Previously, Ms. DeBuono served as chief financial officer, executive vice president, chief operations officer and general counsel of several medical technology, consumer products, and technology companies. Ms. DeBuono previously served as a member of the board of directors and audit committee chair of two other public companies, VISX, Incorporated from 2003 until 2005, and InVivo Corporation from 1997 until 2004, and as a member of the board of directors of Cadence Pharmaceuticals, Inc. from August 2013 until its acquisition by Mallinckrodt plc in March 2014. Ms. DeBuono is also a former member of the board of directors of Cradle Holdings, Inc., a privately held company. Ms. DeBuono holds a B.A. in Political Science and History from Duke University, an M.A. in Political Science from Stanford University and a J.D. from New York University.

Ms. DeBuono’s experience with medical device companies and previous service as a member of public company boards of directors qualifies her to serve as a director.

Andrew Wolfe, Ph.D. Dr. Wolfe was appointed as a member of the Board in February 2012. He founded Wolfe Consulting in 2002 and serves as a technology and intellectual property consultant in the consumer electronics, computer, and semiconductor industries. He works with Global 500 corporations and technology startups in developing product strategy, new product technology, and intellectual property strategy. He also serves as an expert for intellectual property (IP) and other technology-related litigation matters. Dr. Wolfe was Chief Technology Officer for SONICblue Incorporated (formerly S3 Incorporated) from 1999 to 2002 and also served as Senior Vice President of Business Development from 2001 to 2002. He served as a Consulting Professor at Stanford University from 1999 to 2002 and an Assistant Professor at Princeton University from 1991 to 1997 and currently lectures at Santa Clara University. Dr. Wolfe obtained a B.S.E.E. in Electrical Engineering and Computer Science from The Johns Hopkins University in 1985, a M.S. in Electrical and Computer Engineering in 1987 and a Ph.D. in Computer Engineering in 1992 both from Carnegie Mellon University. Dr. Wolfe is also a named inventor on over 65 patents.

Dr. Wolfe’s extensive IP and licensing experience qualifies him to serve as a director.

The Board of Directors recommends a vote FOR each of the listed nominees.

EXECUTIVE OFFICERS

The following table sets forth the names, current ages and titles of the Company’s current executive officers and its named executive officers as of December 31, 2015.

Name	Age	Title
Juergen Stark	49	Chief Executive Officer, President and Director
John T. Hanson	58	Chief Financial Officer, Treasurer and Secretary
Rodney Schutt	51	Senior Vice President and General Manager, HyperSound

Juergen Stark is described as a director nominee above.

John T. Hanson. Mr. Hanson is our Chief Financial Officer and has served as Chief Financial Officer of the Company since January 2014 and of VTB Holdings, Inc. since September 2013. Before joining Turtle Beach, Mr. Hanson served as Executive Vice President and Chief Financial Officer of Dialogic, Inc., a global telecommunications network appliance and software business, from September 2011 to June 2013. From June 2013 to September 2013 and from April 2011 to September 2011, Mr. Hanson pursued personal interests. From April 2008 to April 2011, Mr. Hanson served as Chief Financial Officer for OneCommunications Corp., a local exchange carrier located in Boston, Massachusetts. Mr. Hanson has also previously served as the Chief Financial Officer for Worldport Communications, Inc., Millennium Rail, Inc., and Wace USA, Inc., and in other senior financial positions with Motorola, Inc. and Ameritech, Inc. Mr. Hanson has a master’s degree in management from Northwestern University J.L. Kellogg Graduate School of Business and bachelor’s degree in commerce with an accounting major from DePaul University. He is a CPA (inactive) in Illinois and an adjunct professor at the Lake Forest Graduate School of Management.

Rodney Schutt. Mr. Schutt is our Senior Vice President and General Manager, HyperSound, positions he has held since September 2014. Prior to joining Turtle Beach, Mr. Schutt served as the President of Widex, Inc. from October 2013 until September 2014, and as the President and Chief Executive Officer of Unitron Hearing, Inc. from December 2009 until October 2013. Prior to that, Mr. Schutt served in a variety of senior management positions for a number of hearing and other healthcare companies including Aspyra, Luminetx, Smith & Nephew and GE Healthcare.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of the Record Date for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors and executive officers and (iii) all of the Company’s directors and executive officers as a group. Other than as set forth below, we are not aware of any other stockholder who may be deemed a beneficial owner of more than 5% of our Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 15, 2016 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Unless otherwise indicated, the principal address of each of the persons below is c/o Turtle Beach Corporation, 12220 Scripps Summit Drive, Suite 100, San Diego, NY 92131.

Executive Officers and Directors	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares Beneficially Owned(2)
Juergen Stark(3)	1,887,775	3.7%
John Hanson(4)	90,636	*
Ronald Doornink(5)(6)	1,822,427	3.7%
Kenneth A. Fox (includes shares held by Stockholder Group (as defined below))(6)(7)	35,554,647	68.4%
William E. Keitel(8)	83,032	*
Laureen DeBuono(8)	48,464	*
Andrew Wolfe, Ph.D.(10)	58,668	*
Rodney Schutt(9)	77,871	*
All executive officers and directors as a group (8 persons)(11)	37,824,525	74.0%

Certain Other Stockholders (excludes Executive Officers and Directors)	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares Beneficially Owned(2)	Number of Shares Held of Record	Percentage of Shares Owned of Record(2)
SG VTB Holdings, LLC(6)(7) 402 West 13th Street New York, New York 10014	35,554,647	68.4%	17,938,830	36.4%
Carmine Bonanno(6) 39 Albermarle Road White Plains, New York 10605	5,413,174	11.0%	5,413,174	11.0%
Frederick Romano(6) 3176 Arbour Lane Yorktown Heights, New York 10598	5,542,114	11.3%	5,542,114	11.3%
Doornink Revocable Living Trust, dated December 17, 1996, as amended(5)(6)	1,822,427	3.7%	1,516,036	3.1%
Ronald Doornink 2012 Irrevocable Trust, dated November 30, 2012(6) 601 Delaware Avenue, Floor 2 Wilmington, Delaware 19801	1,007,908	2.0%	1,007,908	2.0%

Martha M. Doornink 2012 Irrevocable Trust, dated November 30, 2012(6) 601 Delaware Avenue, Floor 2 Wilmington, Delaware 19801	1,007,908	2.0%	1,007,908	2.0%
Michael Rowe(6) 1032 Canyon Creek Drive Rochester Hills, Michigan 48306	35,996	*	35,996	*
Amie Rowe(6) 17340 College Parkway Livonia, Michigan 48152	35,996	*	35,996	*
Stockholder Group (8 persons)(6)	35,554,647	68.0%	32,497,962	66.0%

*	Less than 1%.
(1)	As used in this table, beneficial ownership means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security.
(2)	Percentage ownership is based upon 49,229,502 shares of Common Stock outstanding as of the Record Date.
(3)	Includes options currently exercisable and those exercisable within 60 days of April 15, 2016 for an aggregate of 1,651,275 shares of Common Stock.
(4)	Includes options currently exercisable and those exercisable within 60 days of April 15, 2016 for an aggregate of 90,636 shares of Common Stock.
(5)	Includes 1,516,036 shares of Common Stock held by the Doornink Revocable Living Trust, dated December 17, 1996, as amended (the “1996 Trust”). Mr. Doornink and his wife are the co-trustees of the 1996 Trust, and, as such, Mr. Doornink may be deemed to share beneficial ownership of such shares. Mr. Doornink expressly disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein. Also includes warrants currently exercisable and those exercisable within 60 days of April 15, 2016 for an aggregate of 306,391 shares of Common Stock
(6)	On January 27, 2014, SG VTB Holdings, LLC (“SG VTB”), the Ronald Doornink 2012 Irrevocable Trust dated November 30, 2012 (the “RD 2012 Trust”), the Martha M. Doornink 2012 Irrevocable Trust dated November 30, 2012 (the “MD 2012 Trust”), the 1996 Trust, Carmine Bonanno, Frederick Romano, Michael Rowe and Amie Rowe (collectively, the “Stockholder Group”) jointly filed, and on May 22, 2014 and February 23, 2016 filed an amendment to, a Schedule 13D (the “Schedule 13D”) with the SEC. The Stockholder Group made a single, joint filing to reflect the formation of a “group” within the meaning of Section 13(d)(3) of the Exchange Act. Pursuant to a Stockholder Agreement, dated August 5, 2013, as amended, by and among the members of the Stockholder Group (the “Stockholder Agreement”), the Stockholder Group has agreed to aggregate their voting power with respect to the election of directors of the Company that have been designated by SG VTB. As a result of the Stockholder Agreement, SG VTB and Mr. Fox (in his capacity as the sole manager of SG VTB) may be deemed to share beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, and to share the power to vote or direct the vote of, 35,554,647 shares of Common Stock held, in the aggregate, by the Stockholder Group. In order for a member of the Stockholder Group other than SG VTB or Mr. Fox (each other member, a “Non-SG Member”) to be treated as having or sharing beneficial ownership of securities held by any other member of the Stockholder Group, evidence beyond formation of the group under Rule 13d-5(b) would need to exist. Since the Non-SG Members do not have the right to designate a director to the Company’s board of directors or otherwise share the power to vote or direct the vote of any securities held by any other member of the Stockholder Group, no Non-SG Member is deemed to beneficially own any securities held by another member of the Stockholder Group solely as a result of entering into the Stockholder Agreement. While certain members of the Stockholder Group share voting power as described above, each member of the Stockholder Group retains sole dispositive power with respect to any shares held by such member, subject to the terms of the Stockholder Agreement. Each member of the Stockholder Group expressly disclaims beneficial ownership of any shares owned by any other member of the Stockholder Group except to the extent of such member’s pecuniary interest therein.
(7)	Includes 35,554,647 shares of Common Stock beneficially owned by SG VTB. Mr. Fox is the sole manager of SG VTB and, as such, has voting and investment control over the securities held by SG VTB. By virtue of his relationship with SG VTB, Mr. Fox may be deemed to share beneficial ownership of such shares. Mr. Fox expressly disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein. Includes 17,938,830 shares held of record and 14,865,523 shares of Common Stock beneficially owned as a result of the Stockholder Group. SG VTB disclaims beneficial ownership of any such beneficially owned shares except to the extent of its pecuniary interest therein. Also includes warrants currently exercisable and those exercisable within 60 days of April 15, 2016 for an aggregate of 2,750,294 shares of Common Stock.
(8)	Includes options currently exercisable and those exercisable within 60 days of April 15, 2016 for an aggregate of 23,432 shares of Common Stock. Also includes restrict shares.
(9)	Includes options currently exercisable and those exercisable within 60 days of April 15, 2016 for an aggregate of 77,871 shares of Common Stock.

(10)	Includes options currently exercisable and those exercisable within 60 days of April 15, 2016 for an aggregate of 36,834 shares of Common Stock.
(11)	Includes options currently exercisable and those exercisable within 60 days of April 15, 2016 for an aggregate of 1,903,480 shares of Common Stock and warrants currently exercisable and those exercisable within 60 days of April 15, 2016 for an aggregate of 3,056,685 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require the Company to disclose late filings of stock transaction reports by its executive officers and directors and by certain beneficial owners of the Company’s common stock. Based on our records and other information, we believe that each of our executive officers, directors and certain beneficial owners of the Company’s common stock complied with all Section 16(a) filing requirements applicable to them during 2014 on a timely basis, except that: Mr. Hanson filed a late Form 4 on April 27, 2015 reporting a transaction on November 19, 2014; Mr. Stark and Mr. Hanson each filed a late Form 4 on June 12, 2015 reporting transactions on May 20, 2015 and May 29, 2015; Mr. Keitel, Ms. DeBuono and Dr. Wolfe each filed a late Form 4 on April 26, 2016 reporting a transaction on April 9, 2015; Mr. Bonanno, a holder of more than 5% of our outstanding common stock, filed a late Form 4 on August 21, 2015 reporting transactions on June 24, 2015, July 23, 2015 and August 14, 2015; Joseph Cleary, our chief accounting officer, filed a late Form 3 and late Form 4 on January 7, 2016 reporting a transaction on December 21, 2015; and SG VTB Holdings, LLC, our largest stockholder, and Ronald Doornink, one of our directors, each filed a late Form 4 on April 29, 2016 reporting the issuance of the warrants described below under the heading “Certain Relationships and Related Party Transactions—Warrants,” as previously disclosed in the Company’s Current Reports on Form 8-K dated July 23, 2015 and November 20 2015.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that Section. This report shall not be deemed “incorporated by reference” into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filings, except to the extent that the Company specifically incorporates it by reference.

The Audit Committee assists the Board in meeting its oversight responsibility to stockholders, potential stockholders, the investment community and others. The Audit Committee’s function is one of oversight, recognizing that management is responsible for preparing the Company’s financial statements, and the independent registered public accounting firm is responsible for auditing those statements. Management of the Company is responsible for (1) the preparation, presentation, and integrity of the Company’s financial statements; (2) the appropriateness of the accounting principles and reporting policies that are used by the Company; (3) establishing and maintaining adequate internal control over financial reporting, as such term is defined in the Exchange Act; and (4) maintaining adequate disclosure controls and procedures, as such term is defined by the Exchange Act. The Company’s independent registered public accounting firm is responsible for (1) auditing the Company’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States of America (“GAAP”) and (2) reviewing the Company’s unaudited interim condensed consolidated financial statements. The Audit Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm. The Audit Committee will, however, take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The Audit Committee is directly responsible for the selection of the independent registered public accounting firm to be retained to audit the Company’s consolidated financial statements and, if applicable, its internal control over financial reporting, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The independent registered public accounting firm is ultimately accountable to the Audit Committee and the Board. The Audit Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to the Company’s consolidated financial statements and related disclosures and, as applicable, internal control over financial reporting of the Company and makes recommendations to the Board as it deems appropriate from time to time. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee is currently composed of three directors, all three of whom the Board has determined to be independent as that term is defined by applicable NASDAQ listing standards and SEC rules. The Board has determined, in accordance with applicable NASDAQ listing standards, that Mr. Keitel is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at corp.turtlebeach.com. The Audit Committee charter is reviewed on an annual basis by the Audit Committee and is subject to amendment from time to time.

The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls, and discusses these matters with the Company’s independent registered public accounting firm. The Audit Committee also discusses with senior management the Company’s disclosure controls and procedures. The Audit Committee’s oversight of the independent registered public accounting firm includes resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015, and the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2015 with management and the Company’s independent registered public accounting firm, which included a discussion of the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. The Audit Committee also discussed with management and the independent registered public accounting firm the Company’s internal control over financial reporting.

The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence, including the compatibility of any non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the year 2015 results of its consolidated financial statement audit and the overall quality of the Company’s financial reporting. The independent registered public accounting firm has direct access to the Audit Committee at any time on any issue of its choosing, and the Audit Committee has the same direct access to the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2015 be included in the 2015 Annual Report on Form 10-K for filing with the SEC.

The Audit Committee has appointed the firm of BDO USA, LLP as independent registered public accounting firm to audit and report upon the Company’s consolidated financial statements and internal control over financial reporting for the year ending December 31, 2016. In making this selection, the Audit Committee has considered whether BDO USA, LLP’s provision of services other than audit services is compatible with maintaining their independence.

AUDIT COMMITTEE
William E. Keitel, Chairman
Laureen DeBuono Andrew Wolfe, Ph.D

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2016 and internal control over financial reporting. Although action by the stockholders on this matter is not required under Nevada law or the Sarbanes-Oxley Act of 2002, as amended, or the rules of the SEC promulgated thereunder, the Audit Committee and the Board believe it is appropriate to seek stockholder ratification of this appointment in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. If this appointment is not ratified by the stockholders, the Audit Committee may reconsider its appointment. One or more representatives of BDO USA, LLP are expected to attend the Annual Meeting telephonically. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

As further described in our current report on Form 8-K filed with the SEC on January 16, 2014 (the “Closing 8-K”), on January 15, 2014, we completed the merger (the “Merger”) of our wholly-owned subsidiary, Paris Acquisition Corp. (“Merger Sub”) with and into VTB Holdings, Inc., a Delaware corporation (“VTBH”). As a result of the Merger, VTBH, the surviving entity in the Merger, became a wholly-owned subsidiary of the Company. For accounting purposes, the Merger was treated as a “reverse acquisition” with VTBH considered the accounting acquirer. Accordingly, VTBH’s historical results of operations on a stand-alone basis replaced Parametric Sound Corporation’s (“Parametric”) historical results of operations for all periods on or prior to January 15, 2014, and for all periods following the Merger, the results of operations of both companies have been and will be included.

The financial statements of VTBH as of and for the years ended December 31, 2013 and 2012 were audited by Freed Maxick CPAs, P.C. (“Freed”). In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-merger financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

However, because the Merger was not completed until January 15, 2014, the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2013 filed with the SEC on February 10, 2014 (the “Pre-Merger 10-Q”) was required to include the unaudited condensed consolidated financial statements (and discussion thereof in Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) of the Company, the legal acquirer, as of December 31, 2013 (i.e. prior to the completion of the Merger) on a stand-alone basis. In addition, the Company also filed with the SEC on March 28, 2014 an amendment to the Closing 8-K (the “Post-Merger 8-K/A”) that included the audited consolidated financial statements of VTBH, the accounting acquirer, on a stand-alone basis, for the years ended December 31, 2013 and 2012, as well as certain pro forma financial information. During the interim period between the initial filing of the Closing 8-K and Post-Merger 8-K/A, Freed completed the audit of VTBH’s financial statements as of and for the year ended December 31, 2013 required to be included in the Post-Merger 8-K/A.

The financial statements of the Company (i.e. Parametric) as of and for the fiscal years ended September 30, 2013 and 2012 were audited by Squar, Milner, Peterson, Miranda and Williamson LLP (“Squar Milner”). Squar Milner continued performing certain additional review services for the Company (i.e. Parametric) in connection with the Pre-Merger 10-Q. Subsequent to the filing of the Pre-Merger 10-Q, Squar Milner has not performed any audit, audit related or review services for the Company.

After the completion of the Merger, the Audit Committee, which has the responsibility to engage and dismiss the Company’s auditor under Rule 10A-3(b)(2), began considering which firm would serve as the Company’s principal accounting firm for the fiscal year ending December 31, 2014. Following the filing of the Pre-Merger 10-Q and the Post-Merger 8-K/A, the Audit Committee made the decision to dismiss each of Squar Milner and Freed, and to engage BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014.

Effective April 9, 2014, the Audit Committee dismissed Squar Milner as the Company’s independent registered public accounting firm. The Audit Committee voted unanimously to dismiss Squar Milner.

Squar Milner served as the Company’s (i.e. Parametric’s) independent registered public accounting firm for the fiscal years ended September 30, 2013 and 2012. The audit reports of Squar Milner on the Company’s (i.e. Parametric’s) financial statements as of and for the years ended September 30, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s (i.e. Parametric’s) fiscal years ended September 30, 2013 and 2012 and in the subsequent period through April 9, 2014, there were no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Squar Milner would have caused it to make reference to the subject matter of the disagreements in connection with its audit report, nor were there any “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Exchange Act.

Effective April 9, 2014, the Audit Committee also dismissed Freed as VTBH’s principal accounting firm. The Audit Committee voted unanimously to dismiss Freed.

The audit reports of Freed on VTBH’s financial statements as of and for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During VTBH’s fiscal years ended December 31, 2013 and 2012 and in the subsequent period through April 9, 2014, there were no disagreements with Freed on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Freed would have caused it to make reference to the subject matter of the disagreements in connection with its audit report, nor were there any “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Exchange Act.

Effective April 9, 2014, the Audit Committee engaged BDO USA, LLP to serve as the Company’s independent registered accounting firm to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2014. The Audit Committee voted unanimously to engage BDO USA, LLP. BDO USA, LLP previously audited the financial statements of VTBH as of and for the years ended December 31, 2011 and 2010 and also provided certain tax-related services. BDO USA, LLP also provided certain valuation services to the Company in connection with its 2012 acquisition of Lygo International.

Except as described above, during the two most recent fiscal years and through April 9, 2014, the date of the engagement of BDO USA, LLP, neither the Company nor any person on its behalf has consulted with BDO USA, LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act.

The Board of Directors recommends a vote FOR ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Principal Accountant Fees and Services

The aggregate fees billed by our independent registered public accounting firm for professional services rendered in connection with (i) the audit of our consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 set forth in our Annual Reports on Form 10-K for the years then ended, (ii) the review of our quarterly consolidated financial statements as set forth in our Quarterly Reports on Form 10-Q for each of our quarters during 2015 and 2014, and (iii) the 2014 audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, as well as any fees paid to our independent registered public accounting firm for audit-related work, tax compliance, tax planning and other consulting services are set forth in the table below:

	2015(1)	2014(2)
Audit Fees	$750,702	$525,868
Audit-Related Fees	158,846	63,800
Tax Fees	—	—
All Other Fees	—	—

	$909,598	$599,668

(1)	Represents fees paid by the Company to BDO USA, LLP for the fiscal year ended December 31, 2015. In addition, the Company’s former auditor, Freed Maxick, received $24,885 in Audit-Related Fees during 2015 in connection with certain required filings with the SEC incorporating prior year financial statements.
(2)	Represents fees paid by the Company to BDO USA, LLP for the fiscal year ended December 31, 2014. In addition, as described above, Freed Maxick and Square Milner were the auditors of the Company until their respective dismissals effective April 9, 2014. Prior to April 9, 2014, Freed Maxick received the following fees: Audit Fees — $0; Audit-Related Fees — $17,892; Tax Fees — $0; All Other Fees — $0; Total Fees — $17,892. Prior to April 9, 2014, Squar Milner received the following fees: Audit Fees — $12,500; Audit-Related Fees — $29,500; Tax Fees — $0; All Other Fees — $7,000; Total Fees — $49,000. Other fees paid to Squar Milner includes fees paid in connection with their workpaper review related to our auditor transition.

Audit fees: Audit fees consist of fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statement filings with the SEC, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

Audit-related fees: Audited-related fees consist of fees for professional services provided in 2015 and 2014 in connection with the Merger, the Company’s offering of 4,000,000 shares of its common stock in April 2014 and certain other required filings with the SEC.

Tax fees: Tax fees consist of fees for tax services, including tax compliance, and related expenses.

Pre-approval of services

All audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, BDO USA, LLP, require pre-approval by the Audit Committee in accordance with the Audit Committee Charter. The Company’s Audit Committee approves the independent registered public accounting firm’s engagement prior to the independent registered public accounting firm rendering any non-audit services. The Audit Committee pre-approved 100% of the 2015 and 2014 fees paid to BDO USA, LLP.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2015 and 2014 concerning compensation of Mr. Juergen Stark, our Chief Executive Officer (principal executive officer) (“CEO”) and our two most highly compensated executive officers other than our CEO who were serving as executive officers as of December 31, 2015, Mr. John Hanson, our Chief Financial Officer (“CFO”) and Mr. Rodney Schutt, our Senior Vice President and General Manager, HyperSound. We refer to these three executives as our “Named Executive Officers” or “NEOs.” Mr. Schutt was named Senior Vice President and General Manger, HyperSound in September 2014 and was not a named executive officer as of December 31, 2014.

Name and Principal Position	Year	Salary (in $)	Bonus (in $)(1)	Option Awards (in $)(2)	Non-Equity Incentive Plan Compensation (in $)(3)		All Other Compensation (in $)(5)	Total Compensation ($)
Juergen Stark	2015	539,039	—	738,793	220,000	(4)	10,512	1,508,344
Chief Executive Officer, Director	2014	535,000	—	—	272,850		12,346	820,196
John Hanson	2015	352,827	—	127,013	91,928	(4)	9,876	581,644
Chief Financial Officer	2014	350,000	—	2,353,653	119,000		—	2,822,653
Rodney Schutt	2015	370,000	159,000	147,866	106,144	(4)	9,876	792,886
Senior Vice President and General Manager, HyperSound	2014	—	—	—	—		—	—

(1)	Includes, with respect to Mr. Schutt in 2015, a $100,000 signing bonus paid in January 2015 and a $59,000 supplemental bonus paid in June 2015.
(2)	Amounts shown in this column do not reflect actual compensation received by the named executive officers. The “Option Awards” column reports the grant date fair value of stock awards in accordance with the provisions of FASB Accounting Standards Codification Topic 718 Compensation—Stock Compensation (“ASC Topic 718”), for stock awards granted during the applicable year.
(3)	As described in more detail below under the heading “Option Exchange,” in April 2015 we commenced the Option Exchange (as defined below) to allow employees (including our NEOs) to voluntarily exchange certain stock options for replacement options with an exercise price equal to the fair market value of our shares and covering a smaller number of shares. The exchange ratios used in the Option Exchange were designed so that the fair value of the replacement options would equal approximately the fair value of the stock options for which they were exchanged (for accounting purposes and based on certain valuation assumptions made prior to the commencement of the Option Exchange). The amount reported for Messrs. Stark, Hanson and Schutt for 2015 includes $519,718, $33,124 and $50,064, respectively, of grant date fair value associated with replacement options received in the Option Exchange (as defined below) attributable to changes in our stock price from the date on which the Option Exchange commenced to the date on which it closed.
(4)	Includes amounts payable pursuant to the Company’s annual incentive cash bonus plan.
(5)	The amounts reported in the “All Other Compensation” column include the employer portion of and other reimbursement payments pursuant to the Company’s medical and dental plans.

Components of Compensation. For 2015, the principal components of compensation for our NEOs include the following:

Base Salary. The Company provides NEOs with base salaries to compensate them for services rendered during the year.

Annual Incentive Bonus. Annual cash bonuses are included as part of the executive compensation program because the Committee believes that a significant portion of each NEO’s compensation should be contingent on individual and Company performance.

Long-term Incentive Compensation. The Company grants equity-based awards to executives in the form of stock options with time-based vesting requiring continued service through each vesting date. The primary purpose of granting equity-based awards is to align the interests of our executives and stockholders so that they share the common goal of long-term stockholder value creation. A summary of all stock option awards granted in 2015 to our NEOs is provided below.

Name	Shares Subject to Stock Options
Juergen Stark(1)	2,143,646
John Hanson(2)	186,358
Rodney Schutt(3)	238,513

(1)	Includes 1,863,646 shares subject to replacement options granted pursuant to the Option Exchange.
(2)	Includes 66,358 shares subject to replacement options granted pursuant to the Option Exchange.
(3)	Includes 113,513 shares subject to replacement options granted pursuant to the Option Exchange.

The stock option awards were granted under the 2013 Plan. Such awards will generally vest (subject to the executive’s continued employment on the applicable vesting date) as follows: 25% of the award will vest on the first anniversary of the grant date and 1/48th of the award will vest monthly thereafter, such that 100% of the award will become vested on the fourth anniversary of the grant date.

Retirement Benefits. The Company maintains a tax-qualified 401(k) Retirement Savings Plan to which all salaried employees, including the NEOs, are able to contribute a portion of their salaries on a pre-tax basis.

Perquisites. The Company provides the NEOs with a limited number of perquisites and other personal benefits to better enable the Company to attract and retain key executives.

Severance. The offer letters for Messrs. Stark, Hanson and Schutt provide for post-employment severance payments and benefits in the event of employment termination under certain circumstances. For more information regarding these potential severance payments and benefits, see “Potential Payments upon Termination.”

Results of Say-on-Pay Vote and Say-on-Pay Frequency Vote. At our Annual Meeting held on February 21, 2013, we held a non-binding Shareholder say-on-pay vote on the 2012 compensation of our NEOs. Approximately 92% of the shares voted “For,” “Against” or “Abstain” on our say-on-pay proposal approved the compensation of our NEOs. Because of the level of support expressed by our Shareholders for the compensation of our NEOs, the Compensation Committee (“Committee”) did not change its general approach to executive compensation as a result of this vote. Although the advisory Shareholder vote on executive compensation is non-binding, the Committee will continue to take the outcome of future say-on-pay votes into consideration when making compensation decisions for our NEOs.

At the same Annual Meeting, we also held a non-binding Shareholder vote on the frequency of future say-on-pay votes. The frequency that received the greatest number of votes was three years. After considering the results of these votes, the Board of Directors determined that a non-binding Shareholder vote on executive compensation would be conducted once every three years. Thus, following this year’s say-on-pay vote, the Company will hold its next say-on-pay vote at its Annual Meeting to be held in 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the holdings of outstanding stock options and unvested stock awards by our NEOs at December 31, 2015. The following table includes the number of shares covered by options (under “Option Awards”) currently exercisable and those exercisable within 60 days of April 15, 2016 held by the Company’s NEOs. These outstanding equity awards have been granted to the Company’s NEOs under the 2013 Plan.

Option Awards
Name	Number of Securities Underlying Unexercised Exercisable Options (Shares)	Number of Securities Underlying Unexercisable Options (Shares)	Option Exercise Price (in $)		Option Expiration Date
Juergen Stark	70,000 1,581,275	210,000 282,371	$ $	1.81 1.93	05/29/2025 09/03/2022
John Hanson	30,000 40,011 20,625	90,000 26,347 34,375	$ $ $	1.81 1.93 4.13	05/29/2025 01/30/2024 11/19/2024
Rodney Schutt	31,250 46,621	93,750 66,892	$ $	1.81 1.93	05/29/2025 09/02/2024

Option Exchange. In April 2015, we commenced an exchange offer (the “Option Exchange”) to allow employees, executive officers (including our Named Executive Officers) and certain consultants the opportunity to voluntarily exchange stock options having an exercise price per share equal to or greater than $5.00 for replacement options having an exercise price equal to the fair market value of our shares as of the date following the expiration of the Option Exchange and covering a smaller number of shares. The number of shares covered by a replacement option was determined pursuant to an exchange ratio based upon the exercise price and term of the outstanding stock option. The exchange ratios were designed so that the fair value of the replacement options would equal approximately the fair value of the stock options for which they were exchanged (for accounting purposes and based on certain valuation assumptions made prior to the commencement of the Option Exchange). Each replacement option has a term equal to the remaining contractual term of the corresponding stock option it replaced, and (i) with respect to the portion of the stock option that had vested, a proportionate amount of the replacement option vested upon the issuance thereof and (ii) with respect to the portion of the stock option that had not vested, the period over which such portion was scheduled to vest in equal installments was extended by six months.

The Option Exchange expired at 8:59 p.m., Pacific Time, on May 19, 2015. Pursuant to the Option Exchange, option holders tendered, and we accepted for cancellation, options to purchase an aggregate of 4,382,916 shares of our common stock from 31 participants, representing approximately 97.2% of the total shares of common stock underlying options eligible for exchange. On May 20, 2015, we granted replacement options to option holders to purchase 2,624,657 shares of common stock in exchange for the cancellation of the tendered options. The exercise price per share of the replacement options granted in the Option Exchange was $1.93, the closing price of our common stock as reported by the Nasdaq Global Market on May 20, 2015. The replacement options were granted pursuant to our 2013 Stock-Based Incentive Compensation Plan (the “2013 Plan”). By implementing the Option Exchange and allowing our employees, including our NEOs, to exchange underwater stock options for replacement options having an exercise price that reflects current levels of the price of our shares, we believe that the replacement options will provide the incentive and retention value that the previously granted options were designed to provide.

The following table sets forth the number of shares subject to and the exercise price for the stock options tendered by our Named Executive Officers in the Option Exchange and the number of replacement options received by each Named Executive Officer in exchange therefor:

Name	Eligible Stock Options	Exercise Price of Eligible Stock Options	Replacement Options	Exercise Price of Replacement Stock Options
Juergen Stark	2,422,740	$5.59	1,863,646	$1.93
John Hanson	291,977	$15.63	66,358	$1.93
Rodney Schutt	210,000	$7.12	113,513	$1.93

POTENTIAL PAYMENTS ON TERMINATION

The offer letters for Messrs. Stark and Hanson provide for certain post-termination severance payments in the event of employment termination under certain circumstances. The Committee believes that these severance benefits provide an incentive to the NEOs to remain with the Company and serve to align the interests of the NEOs with the interests of shareholders, including in the event of a potential acquisition of the Company.

Under the terms of Mr. Stark’s offer letter, dated as of August 13, 2012, if the Company terminates Mr. Stark’s employment without “Cause” or if Mr. Stark terminates his employment for “Good Reason,” in each case, other than following an approved sale of the Company, the Company has agreed to pay Mr. Stark severance consisting of a continuation of his then-current base salary, as well as healthcare continuation benefits, for a period of six months following such termination and a pro-rated portion of his target bonus for the year in which such termination occurs. If such termination occurs following an approved sale of the Company, the Company has agreed to pay Mr. Stark (i) a lump sum payment equal to his then-current annual base salary, (ii) healthcare continuation benefits for a period of one year following such termination and (iii) a pro-rated portion of his target bonus for the year in which such termination occurs.

Under the terms of Mr. Hanson’s offer letter, dated as of September 16, 2013, if Mr. Hanson’s employment is terminated by the Company without “Cause,” he will be entitled to continuation of his annual salary for a period of six months. In addition, if Mr. Hanson’s employment is terminated by the Company without “Cause” or by Mr. Hanson for “Good Reason,” he will be entitled to a pro-rated bonus for the year of termination based upon the average percentage of the applicable target bonuses received by the management team.

Under the terms of Mr. Schutt’s offer letter, dated as of July 16, 2014, if Mr. Schutt’s employment is terminated by the Company without “Cause” or by Mr. Schutt for “Good Reason,” he will be entitled to a continuation of his annual salary for six months and a pro-rated bonus for the year of termination based upon the average percentage of the applicable target bonuses received by the management team. In addition, if Mr. Schutt is terminated without “Cause” due to the inability of the Company to utilize his services for unforeseeable reasons outside of the control of the Company or Mr. Schutt, the continuation of base salary shall for a period of twelve months, rather than six.

The following table provides estimates of the potential severance and other post-termination benefits each of the NEOs would have received under certain terminations of employment assuming (1) the executive’s employment was terminated as of December 31, 2015, (2) goals for incentive-based compensation were met at target levels in the year of the executive’s termination and (3) shares of the Company’s stock are worth $2.01 (the closing price of the Company’s stock on December 31, 2015).

Name	Benefit	Termination upon Retirement, Disability or Death (in $)	Resignation for Good Reason prior to a Change in Control (in $)	Termination without Cause prior to a Change in Control (in $)	Termination without Cause or Resignation for Good Reason after a Change in Control (in $)
Juergen Stark
	Salary:	—	275,000	275,000	550,000

	Bonus:	—	440,000	440,000	440,000
	Accelerated Equity Vesting:(1)	—	—	—	89,885
	Health Care Benefits:	—	9,876	9,876	19,752

	Total:	—	724,876	724,876	1,099,637
John Hanson	Salary:	—	—	180,250	180,250

	Bonus:	—	144,200	144,200	144,200
	Accelerated Equity Vesting:(1)	—	—	—	26,566
	Health Care Benefits:	—	—	—	—

	Total:	—	144,200	324,450	351,016
Rodney Schutt
	Salary:	—	185,000	185,000	185,000

	Bonus:	—	166,500	166,500	166,500
	Accelerated Equity Vesting:(1)	—	—	—	31,324
	Health Care Benefits:	—	—	—	—

	Total:	—	351,500	351,500	382,824

(1)	Amounts calculated based upon the spread of the exercise price of any in-the-money unvested options and the exercise price of our common stock, in each case, as of December 31, 2015.

DIRECTOR COMPENSATION

In considering the Company’s need to attract and retain qualified directors, effective January 2014, the Company adopted a policy for compensating directors who are not employees of the Company for their service. To ensure that the Company compensates non-employee directors in line with market practice, our director compensation program was formulated in consultation with independent compensation consultant. As described further below, the Company compensates non-employee directors through a mix of cash retainer fees and equity grants that are subject to vesting.

The following table lists 2015 director compensation for all non-employee directors who served as directors in 2015. Directors who are also employees of the Company receive no additional compensation for service as directors. Compensation for Mr. Stark, the Company’s Chief Executive Officer, is reported in the Summary Compensation Table included in the Executive Compensation section below. In accordance with our general policy for directors who are also employees of the Company, Mr. Stark did not earn additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash (in $)(1)	Stock Awards (in $)(2)	Total (in $)
Ronald Doornink(3)	$150,000	—	$150,000
Laureen DeBuono	$60,000	$83,950	$143,950
Kenneth A. Fox	—	—	—
William E. Keitel	$67,500	$83,950	$151,450
Andrew Wolfe, Ph.D	$50,000	$83,950	$133,950

(1)	Cash fees paid to directors are described below.
(2)	The “Stock Awards” column reports the aggregate grant date fair value of restricted stock awards and option awards made to directors during 2015 in accordance with ASC 718. Stock awards to directors are granted under the 2013 Plan and the number of shares awarded is determined by dividing the value of the grant by the closing market price of our common stock on the date of grant.

(3)	Mr. Doornink also received approximately $154,000 during 2014 for his service as Chairman of the Board. The Company’s Proxy Statement for its 2015 Annual Meeting of Stockholders incorrectly stated that Mr. Doornink received no compensation for such service.

In 2015, Directors who were not employees of the Company received a standard annual cash retainer fee, in addition to special fees for serving as a member of a committee or the chair of a committee, based upon the following schedule:

Annual Cash Base Fee (other than the Chairman of the Board)	$40,000
Supplemental Annual Cash Committee Fees:
• Chairman of the Board	$150,000
• Audit Committee—Chairperson	$20,000
• Audit Committee—Other Members	$10,000
• Compensation Committee—Chairperson	$15,000
• Compensation Committee—Other Members	$7,500
• Nominating and Corporate Governance Committee—Chairperson	$10,000
• Nominating and Corporate Governance Committee—Other Members	$5,000

There are no Board or committee meeting attendance fees. Directors are reimbursed by the Company for travel and related expenses they incur in connection with their service on the Board and its committees.

The Company’s policy regarding providing cash fees to non-employee directors will remain the same for 2016.

In addition to the cash fees described above, the Company intends to continue to make certain equity grants to directors who are not employees of the Company. Upon initial election to the board of directors, the Company makes an initial grant to each non-employee director of an option to purchase a number of shares of our common stock with a grant date fair market value of $50,000 and a grant of restricted shares having a grant date fair market value of $50,000. The initial grants of options and restricted stock are subject to vesting over a period of four years. In addition, each non-employee director receives an annual grant of options to purchase a number of shares of our common stock with a grant date fair market value of $50,000 and a grant of restricted shares having a grant date fair market value of $50,000. The annual grants of options and restricted stock vest on the first anniversary of the grant date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2015

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	5,613,384	$2.19	3,258,396
Equity compensation plans not approved by security holders	0	0	0

Total	5,613,384	$2.19	3,258,396

(1)	Includes securities issued pursuant to the VTBH 2011 Equity Incentive Plan, which were assumed by the Company in connection with the Merger (as defined below).

ITEM 3 — ADVISORY VOTE REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to vote, on an advisory basis, to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC and Section 14A of the Exchange Act. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the agreements and practices described in this proxy statement, and in particular the sections titled “Compensation Discussion and Analysis” and “Executive Compensation” and both the narrative and tabular disclosure in those sections. This vote is advisory and is therefore not binding on us or the Board. However, the Board values the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and will evaluate what, if any, actions are necessary to address those concerns.

Our executive compensation program is designed to align pay with short- and long-term company performance, to put a substantial portion of compensation at risk, and to reward unique or exceptional contributions to overall sustainable value creation for stockholders. Because the Board believes that the compensation of our named executive officers as described in the sections of this proxy statement titled “Compensation Discussion and Analysis” and “Executive Compensation” appropriately addresses those objectives, it recommends that the stockholders vote FOR the advisory resolution below.

Recommendation of the Board of Directors

The Board recommends a vote FOR the following advisory resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis and executive compensation tables and related disclosures.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company maintains a policy that the Audit Committee review certain transactions in which the Company and its directors, executive officers or their immediate family members are participants to determine whether a related person has a direct or indirect material interest. The Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any such related party transaction. This policy has been communicated orally by the Board.

In determining whether to approve, disapprove or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable to the Company than terms that would otherwise be generally available to the Company if the transaction was entered into under the same or similar circumstances with a party unaffiliated with the Company and (2) the extent of the interest of the related party in the transaction.

Merger, Stockholder Agreement and Lock-Up

On January 15, 2014, we completed the Merger in accordance with the terms and conditions of an Agreement and Plan of Merger dated August 5, 2013 among the Company, VTBH and Merger Sub (the “Merger Agreement”). As a result of the Merger, VTBH, the surviving entity in the Merger, became a wholly-owned subsidiary of the Company, and the Company issued to the former holders of VTBH common stock and Series A Preferred Stock (the “VTB Stockholders”) an aggregate of 30,227,100 shares of our Common Stock (“Common Stock”). In addition, in accordance with the terms of the Merger Agreement, all outstanding options to purchase shares of VTBH common stock under the 2011 Plan were converted into options to purchase shares of Common

Stock and were assumed by the Company (the “Converted Options”). The number of shares of Common Stock issued was computed in accordance with a formula specified in the Merger Agreement using an exchange ratio of 0.35997 shares of Common Stock for every one share of VTBH common stock or Series A Preferred Stock. The same exchange ratio was applied to the Converted Options.

Concurrently with the execution of the Merger Agreement, we and the VTB Stockholders entered into a stockholder agreement, (the “Stockholder Agreement”) pursuant to which the VTB Stockholders agreed to certain restrictions and other provisions with respect to the shares of Common Stock that we subsequently issued to them upon completion of the Merger, collectively referred to as the “merger shares.” Also in connection with the Merger, Juergen Stark, our Chief Executive Officer, Ronald Doornink, our Chairman of the Board, the other VTB Stockholders and several other members of Turtle Beach management entered into lock-up agreements (the “Lock-Ups”) pursuant to which they agreed not to sell or otherwise transfer any stock or options of the Company for a period of six months following the closing of the Merger, subject to certain limited exceptions.

Registration Rights. Pursuant to the Stockholder Agreement, the VTB Stockholders are entitled to certain registration rights covering the merger shares, including customary piggyback registration rights for all VTB Stockholders and demand registration rights for SG VTB Holdings, LLC, our largest stockholder (“SG VTB”). The Stockholder Agreement also includes customary indemnification and expense reimbursement obligations in connection with registrations of merger shares conducted pursuant to the Stockholder Agreement.

Controlled Company; Voting Agreement. Pursuant to the Stockholder Agreement, the VTB Stockholders have also agreed to the formation of a group, referred to as the “Stockholder Group,” for purposes of the Exchange Act. The VTB Stockholders provided these block voting covenants to cause the Company to qualify as a “controlled company” under NASDAQ rules following the closing of the Merger. The VTB Stockholders also agreed to vote their merger shares to ensure that SG VTB has the right to designate seven directors to our Board (including the Chief Executive Officer and two independent directors) so long as SG VTB and its affiliates collectively beneficially own at least 10% of our outstanding capital stock. The VTB Stockholders’ obligations with respect to the formation of the Stockholder Group and the voting requirements referred to above with respect to our Board terminate upon the first to occur of (i) the failure of the Stockholder Group to hold shares representing an aggregate of at least 50.1% of the voting power of the Company and (ii) termination by the mutual agreement of the Company and the Stockholder Group.

Termination. Most of the provisions of the Stockholder Agreement will terminate upon the earlier of (i) the dissolution of the Company (unless the Company continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or another jurisdiction) and (ii) the consummation of a disposition of shares by SG VTB and its affiliates that would have the effect of transferring to a person or group that is not an affiliate of SG VTB or a portfolio company of one or more SG VTB affiliates, a number of shares of Common Stock such that, following the consummation of such disposition, such person or group would possess the voting power to elect a majority of our Board, or the board of directors (or similar body) of any successor entity; provided however, that (a) for so long as SG VTB and its affiliates collectively own any merger shares, the registration rights set forth in the Stockholder Agreement will not terminate without the prior written consent of SG VTB and (b) the indemnification provisions with respect to the registration rights in the Stockholder Agreement survive any termination of the Stockholder Agreement.

Amendment and Lock-Up Extension. Only July 10, 2014, the Company, SG VTB, Mr. Stark, Mr. Doornink and several other of the VTB Stockholders entered into an amendment (the “Amendment”) to the Stockholder Agreement and the Lock-Ups pursuant to which, among other things, the stockholders agreed to extend lock-up restrictions regarding their sale or other disposition of shares of the Company’s stock from July 16, 2014 to April 1, 2015, subject to certain exceptions, including limited sales through privately negotiated block trades.

Option Exchange

In April 2015, the Company commenced an exchange offer (the “Exchange Offer”) to allow employees (including our Named Executive Officers), executive officers and certain consultants the opportunity to voluntarily exchange their eligible stock options having an exercise price per share equal to or greater than $5.00 for replacement options having a market value exercise price and covering a smaller number of shares. Each Replacement Option has a term equal to the remaining contractual term of the corresponding eligible stock option it replaced, and (i) with respect to the portion of the eligible stock option that had vested, a proportionate amount of the replacement option vested upon the issuance thereof and (ii) with respect to the portion of the eligible stock option that had not vested, the period over which such portion was scheduled to vest in equal installments was extended by six months.

Pursuant to the Exchange Offer, eligible option holders tendered, and the Company accepted for cancellation, eligible stock options to purchase an aggregate of 4,382,918 shares of common stock and in exchange granted new options to purchase 2,624,657 shares of common stock (the “Replacement Options”). The exercise price per share of the new options granted in the exchange offer was $1.93, the last reported sale price per share of the Company’s common stock on the new stock option grant date, which was May 20, 2015. The participation of our Named Executive Officers in the Exchange Offer is described above under the heading “Compensation Disclosure & Analysis.”

Subordinated Notes

On April 23, 2015, the Company issued a $5.0 million subordinated note (the “April Note”) to SG VTB. The April Note was issued with an interest rate of (i) 10% per annum for the first year and (ii) 20% per annum for all periods thereafter, with interest accruing and being added to the principal amount of the note quarterly.

On May 13, 2015, the Company issued subordinated notes (the “May Notes”) with an aggregate principal amount of $3.8 million to SG VTB, and a trust affiliated with Ronald Doornink, the Chairman of the Company’s board of directors (the “Board”). The May Notes were issued with an interest rate of 10% per annum until the maturity date of the May Notes (which was August 13, 2015 but could be extended up to two additional 90 day periods upon the written agreement of the Company and the noteholder), with interest accruing and being added to the principal amount of the May Notes quarterly. Following the maturity date, the interest rate would have increased to 20% per annum.

On June 17, 2015, the Company issued a subordinated note (the “June Note”) with an aggregate principal amount of $3.0 million to SG VTB. The June Note was issued at an interest rate of 10% per annum until the maturity date of the June Note (which was September 17, 2015 but could be extended up to two additional 90 day periods upon the written agreement of the Company and the noteholder), with interest accruing and being added to the principal amount of the June Note quarterly. Following the maturity date, the interest rate would have increased to 20% per annum. In addition, the Company had the option to request that SG VTB make, in SG VTB’s sole discretion, additional advances from time to time up to an aggregate principal amount of $15.0 million. Prior to the amendment (see below), after an additional advance of $6.0 million on July 8, 2015, $9.0 million was outstanding under the June Note.

Concurrently with the completion of the Term Loan Due 2019, the Company amended and restated each of its outstanding subordinated notes (the “Amended Notes”). The obligations of the Company under the Amended Notes is subordinate and junior to the prior payment of amounts due under the Credit Facility and Term Loan Due 2019. In addition, the stated maturity date of the Amended Notes was extended to September 29, 2019, subject to acceleration in certain circumstances, such as a change of control in the Company. The Amended Notes bear interest at a rate per annum equal to LIBOR plus 10.5% and shall be paid-in-kind by adding the amount to the principal amount due. Further, as consideration for the concessions in the Amended Notes, the Company issued warrants to purchase 1.7 million of the Company’s common stock at an exercise price of $2.54 per share.

On November 16, 2015, the Company issued a $2.5 million subordinated note (the “November Note”) to SG VTB, the proceeds of which, as set forth in the amendment to the Term Loan Due 2019, were applied against the outstanding balance of the Term Loan Due 2019. The November Note will bear interest at a rate of 15% per annum until its maturity date, which is September 29, 2019, and is subordinated to all senior debt of the Company.

In consideration of the credit extended under the November Note, the Company entered into a Third Lien Continuing Guaranty, (as amended, the “Third Lien Guaranty”), under which they guarantee and promise to pay to SG VTB, any and all obligations of the Company under the November Note. To secure our obligations under the November Note and the Third Lien Guaranty, the Company entered into a Third Lien Security Agreement, dated as of November 16, 2015, pursuant to which Stripes was granted a security interest upon all property of the VTB and VTBH until the payment in full of the Subordinated Note or the release of the guarantee or collateral, as applicable.

SG VTB is an affiliate of Stripes Group LLC (“Stripes”), a private equity firm focused on internet, software, healthcare IT and branded consumer products businesses. Kenneth A. Fox, one of our directors, is the managing general partner of Stripes and the sole manager of SG VTB and Ronald Doornink, our Chairman of the Board, is an operating partner of Stripes.

Warrants

In connection with and as consideration for the concessions in the Amended Notes, the Company issued to SG VTB and a trust affiliated with Ronald Doornink warrants to purchase 1.7 million shares of the Company’s common stock at an exercise price of $2.54per share. The warrants are exercisable for a period of five years beginning on the date of issuance, July 22, 2015. The exercise price and the number of shares of Common Stock purchasable are subject to standard anti-dilution adjustments and do not carry any voting rights or other rights as a stockholder of the Company prior to exercise. The shares issuable upon exercise are also subject to the “demand” and “piggyback” registration rights set forth in the in the Company’s Stockholder Agreement, dated August 5, 2013, as amended July 10, 2014.

In connection with the November Note, the Company issued a warrant to purchase 1.4 million shares of the Company’s common stock at an exercise price of $2.00 per share to SG VTB. The exercise price and the number of shares are subject to standard anti-dilution adjustments and do not carry any voting rights as a stockholder of the Company prior to exercise. The warrant is exercisable for a period of ten years beginning on the date of issuance and does not entitle the holder to any voting rights or other rights as a stockholder of the Company prior to exercise.

Public Offering and Concurrent Private Placement

On February 2, 2016, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the several other underwriters named therein, relating to an underwritten public offering (the “Offering”) of 5,000,000 shares of our common stock, at a price to the public of $1.00 per share (the “Offering Price”). Under the terms of the Underwriting Agreement, the Company also granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of common stock at the Offering Price less the underwriting discount. Juergen Stark, our Chief Executive Officer, Ronald Doornink, our Chairman of the Board, and SG VTB, our largest stockholder, each participated in the Offering on the terms available to the public

In addition, on February 1, 2016, the Company entered into a separate, concurrent, side-by-side private placement of 1,700,000 shares of its common stock at a price of $1.00 per share with SG VTB.

Romano Offer Letter

On October 21, 2013 we entered into an offer letter with Frederick J. Romano pursuant to which Mr. Romano serves as an operations and supply chain advisor to the Company. Mr. Romano beneficially owned approximately 11.3% of our outstanding common stock as of April 15, 2016. Pursuant to the offer letter Mr. Romano is compensated at a rate of $1,635 per day for each day worked under his consulting arrangement, but he is not entitled to participate in any employee benefit plan, program or arrangement sponsored by the Company. Mr. Romano is also entitled to the reimbursement of certain expenses, and is subject to our standard employee restrictive covenant agreement. During the years ended December 31, 2015 and 2014, we paid Mr. Romano approximately $38,813 and $102,648, respectively, under this arrangement.

RECENT CHANGE OF CONTROL

On January 15, 2014, the Company completed the Merger in accordance with the terms and conditions of the Merger Agreement. As a result of the Merger, VTBH, the surviving entity in the Merger, became a wholly-owned subsidiary of the Company, and the Company issued to the former holders of VTBH common stock and Series A Preferred Stock an aggregate of 30,227,100 shares of Common Stock. In addition, in accordance with the terms of the Merger Agreement, all outstanding options to purchase shares of VTBH common stock were converted into options to purchase shares of Common Stock and were assumed by the Company (the “Converted Options”). These newly issued shares of Common Stock, together with the Converted Options, represent approximately 80% of the total issued and outstanding shares of Common Stock, on a fully-diluted basis.

The issuance of shares of Common Stock to the former holders of VTBH common stock and Series A Preferred Stock resulted in a change of control of the Company. The names of the former controlling stockholders of VTBH that received Common Stock in connection with the Merger are listed above in the Section entitled “Security Ownership of Certain Beneficial Owners and Management.”

For additional information about the Merger, see the Company’s Definitive Proxy Statement on Schedule 14A for the special meeting of stockholders held on December 27, 2013, a copy of which was filed with the SEC on December 3, 2013.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Notice may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate Notice to you if you request one by writing or calling as follows: Turtle Beach Corporation, c/o Liolios Group, 20371 Irvine Avenue, Suite A-100, Newport Beach, California 92660, Attn: Cody Slach, (949) 574-3860. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER BUSINESS

The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent as recommended by the Board of Directors.

By Order of the Board of Directors

/s/ John T. Hanson
John T. Hanson
Chief Financial Officer

April 29, 2016

TURTLE BEACH CORPORATION 12220 SCRIPPS SUMMIT DRIVE SUITE 100 SAN DIEGO, CA 92131

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees:
01	Juergen Stark 02 Ronald Doornink 03 Kenneth A. Fox 04 Laureen DeBuono 05 Andrew Wolfe
06	William E. Keitel

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain
2	To ratify the selection of BDO USA, LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016.					☐	☐	☐
3	To approve, on a non-binding advisory basis, Named Executive Compensation as described in the Proxy Statement.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

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TURTLE BEACH CORPORATION

Annual Meeting of Shareholders

June 14, 2016 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Juergen Stark and John T. Hanson, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of TURTLE BEACH CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, PDT on June 14, 2016, at the Embassy Suites San Diego - La Jolla 4550 La Jolla Village Drive San Diego, CA 92122, and any postponements, continuations, or adjournments thereof with all powers which the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL ONE AND FOR PROPOSAL TWO. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THERWITH.

This proxy has been solicited by or for the benefit of the Board of Directors of the Company. I understand that I may revoke this proxy only by written instructions to that effect, signed and dated by me, which must be actually received prior to commencement of the Annual Meeting.

Continued and to be signed on reverse side